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                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                  QUARTER        SIX MONTHS
                                              ---------------- ----------------
                                               1995     1994    1995     1994
                                              -------  ------- -------  -------
PRIMARY EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings (loss):
  Income before extraordinary item..........  $    78  $   243 $   436  $   430
  Extraordinary loss on extinguishment of
   debt, net of income tax benefit..........      (96)       -     (96)     (92)
                                              -------  ------- -------  -------
      Net income (loss).....................  $   (18) $   243 $   340  $   338
                                              =======  ======= =======  =======
Shares used in the computation (000):
  Weighted average common shares outstand-
   ing......................................  442,768  415,100 442,628  411,892
  Dilutive effect of common stock equiva-
   lents....................................    4,902    6,104   4,930    6,949
                                              -------  ------- -------  -------
    Shares used in earnings per common and
     common equivalent share computation....  447,670  421,204 447,558  418,841
                                              =======  ======= =======  =======
Primary earnings per common and common
 equivalent share:
  Income before extraordinary item..........  $   .17  $   .58 $   .97  $  1.03
  Extraordinary loss on extinguishment of
   debt.....................................     (.21)       -    (.21)    (.22)
                                              -------  ------- -------  -------
      Net income (loss).....................  $  (.04) $   .58 $   .76  $   .81
                                              =======  ======= =======  =======
FULLY DILUTED EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings (loss):
  Income before extraordinary item..........  $    78  $   243 $   436  $   430
  Interest add-back on convertible
   securities, net of income taxes..........        2        1       4        1
                                              -------  ------- -------  -------
  Income applicable to common stock.........       80      244     440      431
  Extraordinary loss on extinguishment of
   debt, net of
   income tax benefit.......................      (96)       -     (96)     (92)
                                              -------  ------- -------  -------
      Net income (loss).....................  $   (16) $   244 $   344  $   339
                                              =======  ======= =======  =======
Shares used in the computation (000):
  Weighted average common shares
   outstanding..............................  442,768  415,100 442,628  411,892
  Dilutive effect of common stock
   equivalents and other
   dilutive securities......................    7,267    8,199   7,524    8,176
                                              -------  ------- -------  -------
    Shares used in earnings per common and
     common equivalent share computation....  450,035  423,299 450,152  420,068
                                              =======  ======= =======  =======
Fully diluted earnings per common and common
 equivalent share:
  Income before extraordinary item            $   .18  $   .58 $   .98  $  1.02
  Extraordinary loss on extinguishment of
   debt.....................................     (.22)       -    (.22)    (.21)
                                              -------  ------- -------  -------
      Net income (loss).....................  $  (.04) $   .58 $   .76  $   .81
                                              =======  ======= =======  =======

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